[Form of Award Agreement – Change of Control Based Vesting]

ECO-STIM ENERGY SOLUTIONS, INC.

2015 STOCK INCENTIVE PLAN

PHANTOM STOCK AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), Eco-Stim Energy Solutions, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of shares of phantom stock (the “Phantom Shares”) set forth below. This award of Phantom Shares (this “Award”) is subject to the terms and conditions set forth in this Phantom Stock Award Grant Notice (this “Grant Notice”) and in the Phantom Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[●]

Date of Grant:	[●], 2018

Total Number of Phantom Shares:	[●]

Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, all of the Phantom Shares shall vest on the date that a Change of Control occurs so long as you remain continuously employed by the Company or its Affiliates, as applicable, from the Date of Grant through the date of such Change of Control; provided, however, that (i) such Change of Control occurs on or before the first anniversary of the Date of Grant and (ii) the amount of aggregate consideration paid to the common stockholders of the Company pursuant to such Change of Control is equal to or greater than $[●][●] per share of Common Stock. For the avoidance of doubt, (x) if a Change of Control occurs after the first anniversary of the Date of Grant or (y) if a Change of Control occurs on or before the first anniversary of the Date of Grant but the aggregate consideration paid to the common stockholders of the Company pursuant to such Change of Control is less than $[●][●] per share of Common Stock, all Phantom Shares (and all rights arising from such Phantom Shares and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

Notwithstanding the schedule set forth above, the Phantom Shares granted hereunder shall also be eligible to become vested as set forth in Section 3(b) of the Agreement.

By your signature below, you represent, warrant and covenant to the Company that:

(a) You have received the Agreement and the Plan, read the terms of the Agreement and the Plan and have been given the opportunity to consult with counsel, ask questions of or request additional information from the Company.

(b) You agree to be bound by the terms and conditions of the Plan and the Agreement (including this Grant Notice).

(c) You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement (including this Grant Notice) or the Plan.

This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY

Eco-Stim Energy Solutions, Inc.

By:
Name:
Its:

PARTICIPANT

Name:
Address:

SIGNATURE PAGE

TO PHANTOM STOCK AWARD GRANT NOTICE

EXHIBIT A

PHANTOM STOCK AWARD AGREEMENT

This Phantom Stock Award Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of Phantom Shares set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control; provided, however, that this Agreement may impose greater restrictions or grant lesser rights than the Plan. To the extent vested, each Phantom Share represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the Phantom Shares have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Common Stock or other payments in respect of the Phantom Shares. Prior to settlement of this Award, the Phantom Shares and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Definitions

(a) “Cause” shall mean:

(i) the Participant’s failure without proper legal reason to perform his or her duties and responsibilities to the Company or any Affiliate faithfully and to the best of his or her abilities;

(ii) the Participant engages in gross negligence, gross incompetence or willful misconduct in the performance of his or her duties with respect to the Company or any Affiliate

(iii) any act by the Participant involving fraud, misrepresentation, theft, embezzlement, or dishonesty on a material matter in connection with the Participant’s employment with, or performance of the his or her duties for, the Company or any Affiliate;

(iv) conviction of the Participant, or a plea by the Participant of guilty or nolo contendere to, an offense that is a (A) felony (or a crime of similar import in a foreign jurisdiction) or (B) crime involving fraud, dishonesty or moral turpitude;

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(v) material breach by the Participant, of the Participant’s written employment agreement with the Company or any of its Affiliates, or corporate policy, or code of conduct established by the Company or any of its Affiliates; or

(vi) the Participant breaches Section 7 of this Agreement.

(b) “Change of Control” shall mean the approval by the Board of, and subsequent occurrence of, any of the following events:

(i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event;

(ii) the dissolution or liquidation of the Company; or

(iii) the acquisition by any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, of ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company.

For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of Common Stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change of Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

(c) “Disability” shall mean the inability of the Participant to perform the essential duties and services of the Participant’s position (after accounting for reasonable accommodation, if applicable) by reason of any physical or mental impairment or other impairment that can be reasonably expected to result in death or to last for a continuous period of not less than three (3) months. The Participant shall be considered to have a Disability if (i) the Participant is determined to be totally disabled by the Social Security Administration or (ii) the Participant is determined to be disabled under the Company’s long-term disability plan in which the Participant participates so long as such plan defines “disability” in a manner that is consistent with the immediately preceding sentence.

(d) “Good Reason” shall mean the occurrence of any of the following without the Participant’s express written consent:

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(i) A material diminution in the Participant’s annualized base salary;

(ii) A change in the location where the Participant is expected or required to perform the majority of the Participant’s job duties at the time the Participant executes this Agreement (“Base Location”) to a location that is more than twenty (20) miles from the Base Location, except for travel reasonably required of the Participant on the Company’s business;

(iii) A substantial and adverse diminution in the Participant’s duties, authority, responsibility and position with the Company; or

(iv) Any breach by the Company of any material provision of the Participant’s written employment agreement.

The Participant’s resignation for Good Reason shall be effective only if all of the following conditions are satisfied: (1) the Participant provides written notice to the Company of the fact, event, condition or circumstance set forth in clause (i), (ii), (iii) or (iv) above within thirty (30) days following the initial existence of such fact, event, condition or circumstance, (2) the fact, event, condition or circumstance specified in such notice must remain uncorrected for thirty (30) days following the Company’s receipt of such written notice and (3) the date of the Participant’s termination of employment must occur within sixty (60) days following the Company’s receipt of such notice. If the Company timely cures the fact, event, condition or circumstance giving rise to Good Reason for the Participant’s resignation, the notice of resignation for Good Reason shall become null and void.

(e) “Involuntary Termination” shall mean any termination of the Participant’s employment with the Company (i) by the Participant for Good Reason, or (ii) by the Company without Cause. For the avoidance of doubt, the term “Involuntary Termination” shall not include a termination of the Participant’s employment by the Company for Cause or as a result of the Participant’s death or Disability.

3. Vesting of Phantom Shares.

(a) Except as otherwise set forth in Section 3(b), the Phantom Shares shall vest in accordance with the vesting schedule set forth in the Grant Notice. In the event of the termination of the Participant’s employment prior to the vesting of all of the Phantom Shares (but after giving effect to any accelerated vesting pursuant to this Section 3), any unvested Phantom Shares (and all rights arising from such Phantom Shares and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary and subject to the Participant’s execution of a wavier and release of claims of the Company, its affiliates and related persons within the time frame provided by the Company and in the form provided by the Company:

(i) if the Participant’s employment or other service relationship with the Company or its Affiliates is terminated by reason of the Participant’s death or Disability, the Participant shall vest as to 100% of the Phantom Shares if, and only if, a Change of Control occurs following such termination and such Change of Control satisfies the vesting criteria provided in the Grant Notice (other than any criteria specified with respect to continued employment), with the vesting of such Phantom Shares to occur as of the date of consummation of such Change of Control; and

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(ii) if the Participant’s employment or other service relationship with the Company or its Affiliates is terminated by reason of the Participant’s Involuntary Termination, the Participant shall vest as to 100% of the Phantom Shares if, and only if, a Change of Control occurs within 45 days of the date of the Participant’s Involuntary Termination and such Change of Control satisfies the vesting criteria provided in the Grant Notice (other than any criteria specified with respect to continued employment), with the vesting of such Phantom Shares to occur as of the date of consummation of such Change of Control.

4. Settlement of Phantom Shares. As soon as administratively practicable following the vesting of Phantom Shares pursuant to Section 3, but in no event later than 30 days after such vesting date, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of Phantom Shares subject to this Award. All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5. Dividend Equivalents. Each Phantom Share subject to this Award is hereby granted in tandem with a corresponding dividend equivalent (“DER”), which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the Phantom Share to which the DER corresponds. Each vested DER entitles the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any dividends paid by the Company in respect of the share of Common Stock underlying the Phantom Share to which such DER relates. The Company shall establish, with respect to each Phantom Share, a separate DER bookkeeping account for such Phantom Share (a “DER Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such Phantom Share remains outstanding with respect to the share of Common Stock underlying the Phantom Share to which such DER relates. Upon the vesting of a Phantom Share, the DER (and the DER Account) with respect to such vested Phantom Share shall also become vested. Similarly, upon the forfeiture of a Phantom Share, the DER (and the DER Account) with respect to such forfeited Phantom Share shall also be forfeited. DERs shall not entitled the Participant to any payments relating to dividends paid after the earlier to occur of the applicable Phantom Share settlement date or the forfeiture of the Phantom Share underlying such DER. Payments with respect to vested DERs shall be made as soon as practicable, and within 60 days, after the date that such DER vests.

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6. Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the shares of Common Stock otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7. FCPA. The Participant shall perform all duties as an employee, consultant, or other service provider on behalf of the Company in strict compliance with the laws of the State of Texas and the United States of America in effect from time to time, including without limitation, the Foreign Corrupt Practices Act of 1977 and amendments thereto (“FCPA”) and the export control and anti-boycott laws and regulations of the United States in effect from time to time while this Agreement is in effect. The Participant acknowledges having received and reviewed a copy of the Company’s FCPA compliance policy and PowerPoint presentation concerning the terms and provisions of the FCPA in effect as of the date of this Agreement and the purposes of the FCPA. The Participant acknowledges that the FCPA in general makes it a crime under United States law for a U.S. firm such as the Company knowingly to make payments to a foreign governmental official, or political party or candidate, directly or indirectly, in order to receive or retain business. Accordingly, the Participant shall not make on behalf of the Company any payments, loans or gifts or promises or offers of payments, loans or gifts of any money or anything of value, directly or indirectly,

(a) to or for the use or benefit of any official or employee of any United States or foreign government or the agency or instrumentalities of any such government,

(b) to any political party or official or candidate thereof,

(c) to any other person if the Participant knows or has reason to suspect that any part of such payment, loan or gift will be directly or indirectly given or paid to any such governmental official or political party or candidate or official thereof, or

(d) to any other person or entity, the payment of which would violate either the laws or policies of United States any foreign country.

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The Participant represents and warrants that on the date of this Agreement neither the Participant nor any family member living in the Participant’s household is an official or employee of (i) any foreign government or an international organization covered by the FCPA or similar laws, or any department, agency, or instrumentality thereof, (ii) a political party in any foreign country or an official thereof, (iii) a candidate for political office in any foreign country, or (iv) a person acting in an official capacity for or on behalf of any foreign government or any international organization covered by the FCPA or similar laws, or any department, agency, or instrumentality thereof.

8. Non-Transferability. During the lifetime of the Participant, the Phantom Shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Phantom Shares have been issued, and all restrictions applicable to such shares have lapsed. Neither the Phantom Shares nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Common Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

10. Legends. If a stock certificate is issued with respect to shares of Common Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

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11. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Common Stock, except as otherwise specifically provided for in the Plan or this Agreement.

12. Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested Phantom Shares.

13. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the Phantom Shares thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any of its Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the Phantom Shares is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

14. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address for the Participant indicated on the signature page to this Agreement (as such address may be updated by the Participant providing written notice to such effect to the Company). Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

15. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

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16. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

17. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Shares granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

18. Severability; Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

19. Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of TEXAS applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of TEXAS LAW.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Phantom Shares may be transferred by will or the laws of descent or distribution.

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22. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

23. Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

24. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Phantom Shares granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (the “Nonqualified Deferred Compensation Rules”), and shall be construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the Phantom Shares may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the Phantom Shares upon the Participant’s “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Phantom Shares provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

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